UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 21, 2011
Date of Report (Date of earliest event reported)

DOUBLE CROWN RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53389	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2990 Northstar Virginia City Highlands, Nevada	89521
(Address of principal executive offices)	(Zip Code)

707-964-2651
Registrant’s telephone number, including area code

109 H Street
Arcata, California 95521
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Consulting Agreements

Effective November 21, 2011 and October 1, 2011,  Double Crown Resources Inc., a Nevada corporation (the “Company”) entered into certain executive service agreements with certain consultants as described below:

•
Two year executive service agreement dated October 1, 2011 (the “Colonial Service Agreement”) between the Company and Colonial Consultants LLC (“Colonial Consultants”), pursuant to which Colonial Consultants will provide certain consulting and support services to the Company regarding website set-up and modification, news releases and computer issues and other professional consulting services; and (ii) the Company shall issue to Colonial Consultants an aggregate 1,000,000 shares of its restricted common stock at $0.005 per share as consideration for the services rendered;

•
One year executive service agreement dated November 21, 2011 (the “Cavazos Service Agreement”) between the Company and Andrew Cavazos (“Cavazos”), pursuant to which Cavazos will provide certain consulting services to the Company including, but not limited to, precious metal assets for acquisition in South and Central America as well as exploration strategies, management and operational service considerations to oil and gas exploration companies involved in the areas of business carried out by the Company; and (iii) the Company shall issue to Cavazos an aggregate of 3,000,000 shares of its restricted common stock at $0.005 per share as consideration for the services rendered;

•
One year executive service agreement dated November 21, 2011 (the “Jones Service Agreement”) between the Company and Thomas Jones (“Jones”), pursuant to which Jones will provide certain consulting services to the Company including, but not limited to, website set-up and computer issues and media production; and (iii) the Company shall issue to Jones an aggregate of 200,000 shares of its restricted common stock at $0.005 per share as consideration for the services rendered;

•
One year executive service agreement dated November 21, 2011 (the “Fernandez Service Agreement”) between the Company and Alexander Fernandez (“Fernandez”), pursuant to which Fernandez will provide certain consulting services to the Company including, but not limited to, precious metal assets for acquisition in South and Central America as well as exploration strategies, management and operational service considerations to oil and gas exploration companies involved in the areas of business carried out by the Company; and (ii) the Company shall issue to Fernandez an aggregate of 3,000,000 shares of its restricted common stock at $0.005 per share as consideration for the services rendered.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective October 1, 2011 and November 21, 2011, the Company entered into the various executive service agreements. Therefore, the Board of Directors authorized the issuance of an aggregate of 7,800,000 shares of its restricted common stock to the consultants at a per share price of $0.005 per share. The  aggregate 7,800,000 shares of common stock were issued to either United States residents or non-United States residents in reliance on Section 4(2) or Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The consultants acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Executive Service Agreement dated October 1, 2011 between Double Crown Resources Inc. and Colonial Consultants LLC.

10.2	Executive Service Agreement dated November 21, 2011 between Double Crown Resources Inc. and Andrew Cavazos.

10.3	Executive Service Agreement dated November 21, 2011 between Double Crown Resources Inc. and Thomas Jones.

10.4	Executive Service Agreement dated November 21, 2011 between Double Crown Resources Inc. and Alexander Fernandez.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENARII RESOURCES INC.

DATE: February 7, 2012	By:	/s/ David Figueirdo
Name: David Figueiredo
Title: President/Chief Executive Officer